Exhibit 4.5

COLOCATION AGREEMENT ASSIGNMENT TERM

CT No.: 02827/19

By the present private Instrument, the hereinunder qualified Parties, namely:

UOL DIVEO TECNOLOGIA LTDA., a company headquartered at Alameda Barão de Limeira, 425, 1st floor, Campos Elísios, in the City of São Paulo, State of São Paulo, registered at the CNPJ under No. 01.588.770/0001-60, herein represented pursuant to its Articles of Incorporation, hereinafter simply denominated ASSIGNOR;

UD TECNOLOGIA S.A., a company headquartered at Alameda Glete, 700, 2nd Floor, Campos Elíseos, in the City of São Paulo, State of São Paulo, registered at the CNPJ under No. 34.562.112/0001-58, herein represented pursuant to its Articles of Incorporation, hereinafter simply denominated ASSIGNEE;

and finally:

PAGSEGURO INTERNET S.A., a company with its headquarters in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 1384, 4th floor—Part A, Jardim Paulistano, Brazil, ZIP 01451-001, registered at the CNPJ/ME under No. 08.561.701.0001-01, herein represented pursuant to its Articles of Incorporation, hereinafter simply denominated INTERVENING CONSENTING PARTY,

Hereby resolve to enter into the present Agreement Assignment Term (“Term”), which shall be governed by the clauses and conditions hereunder:

CLAUSE ONE—SUBJECT MATTER

1.1 The ASSIGNOR, as the legitimate holder of the rights arising from the Colocation Agreement No. CT: 02827/19, signed between the Parties on 07/01/2019 (“Agreement”), hereby assigns, in an irrevocable and irreversible manner, all of its rights and obligations arising from the referred Agreement to the ASSIGNEE.

1.2 The ASSIGNEE, in turn, declares to know all the clauses and conditions of the hereby assigned Agreement, being obliged to comply with it in its entirety, assuming all the rights and obligations of the ASSIGNOR arising therefrom.

CLAUSE TWO—TERM

2.1 The assignment of the Agreement, subject matter of this Term, shall be effective for all legal purposes as of 12/02/2019, and the INTERVENING CONSENTING PARTY must comply with payments for the services rendered up to the date of this assignment.

2.2 The Parties also agree on the extension of the Agreement for a period of five (5) years, counting from the date of signature of this Term.

CLAUSE THREE – DISCHARGE

3.1 The ASSIGNOR grants full and general discharge to the INTERVENING CONSENTING PARTY, and the INTERVENING CONSENTING PARTY in turn shall grant the ASSIGNOR full and general discharge after the performance provided for in clause 2.1.

CLAUSE FOUR—CONSENT

4.1 The INTERVENING CONSENTING PARTY, irrevocably and irreversibly, hereby expressly manifests its consent in relation to the assignment of the Agreement, accepting that, from the date stipulated in clause 2.1 the ASSIGNEE shall become the holder of the rights and obligations arising therefrom.

CLAUSE FIVE—SUCCESSION

5.1 This Term binds the parties, their heirs and successors, including, but not limited to, companies resulting from mergers, incorporations, spin-offs or other forms of corporate organization.

CLAUSE SIX – COURT OF JURISDICTION

6.1 The court of the District of São Paulo, State of São Paulo, is hereby elected to resolve any questions arising out of the present Term, to the exclusion of any other, however privileged it may be.

In witness whereof, the Parties sign the present Agreement in three (03) counterparts of equal content and form, and for one single purpose, undersigned by two witnesses.

São Paulo, December 1st, 2019.

UOL DIVEO TECNOLOGIA LTDA ASSIGNOR

By:	/s/ Rogildo Torquato Landim	By:	/s/ Marcelo Moojen Epperlein
Name:	Rogildo Torquato Landim	Name:	Marcelo Moojen Eperlein
ID No.:		ID No.:

UD TECNOLOGIA S.A. ASSIGNEE

By:	/s/ Rogildo Torquato Landim	By:	/s/ Marcelo Moojen Epperlein
Name:	Rogildo Torquato Landim	Name:	Marcelo Moojen Eperlein
ID No.:		ID No.:

PAGSEGURO INTERNET S.A. INTERVENING CONSENTING PARTY

By:	/s/ Rogildo Torquato Landim	By:	/s/ Renato Bertozzo Duarte
Name:	Rogildo Torquato Landim	Name:	Renato Bertozzo Duarte
ID No.:		ID No.:

WITNESSES:

By:	By:
Name:	Name:
ID No.:	ID No.: